SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                OCTOBER 19, 1999
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                      COCA-COLA BOTTLING CO. CONSOLIDATED
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             (Exact name of registrant as specified in its charter)
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
         Delaware                      0-9286                     56-0950585
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(State or other jurisdiction  (Commission File Number) (IRS Employer Identification No.)
     of incorporation)
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              4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
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                (Address of principal executive offices    Zip Code)


                                 (704) 551-4400
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               Registrant's telephone number, including area code
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Item 5.  Other Events
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On October 19, 1999, the Company issued the following press release:
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                                                     NEWS RELEASE
[COCA-COLA GRAPHIC APPEARS HERE]  Media Contact:     Lauren C. Steele
FOR IMMEDIATE RELEASE                                VP Corporate Affairs
October 19, 1999                                     704-551-4551

                                  Investor Contact:  David V. Singer
                                                     VP, Chief Financial Officer
                                                     704-551-4604

COCA-COLA CONSOLIDATED TO ACQUIRE 100 PERCENT CONTROL OF
SIGNIFICANT CAROLINAS BOTTLING TERRITORIES FOR $320 MILLION
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o TRANSACTION VALUED AT $320 MILLION                  o SALES JUMP TO $1.3 BILLION
o SOLIDIFIES POSITION IN SOUTHEAST, MID ATLANTIC      o SHARE OF U.S. COKE SALES ABOVE 8 PERCENT
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CHARLOTTE, NC---Coca-Cola Bottling Consolidated today said it is set to acquire
100 percent interest in major selling territories in the Carolinas in a $320 million transaction, further solidifying the bottler's position in the Southeast and Mid-Atlantic region.

Chairman and CEO J. Frank Harrison III said Coca-Cola Consolidated is in negotiations to acquire The Coca-Cola Company's 50 percent interest in Piedmont Coca-Cola Bottling Partnership. Coca-Cola Consolidated anticipates the transaction will include the issuance by Coca-Cola Consolidated of $118 million of preferred stock with a dividend yield of 4.3 percent. Separately, Coca-Cola Consolidated will repay $202 million in outstanding debt and lease obligations of the partnership, bringing the total value of the transaction to $320 million.

Since 1993, the Charlotte-based bottler has been a joint venture partner with The Coca-Cola Company in the Piedmont Coca-Cola Bottling Partnership, a company with franchise territories in much of South Carolina and parts of Eastern North Carolina. Coca-Cola Consolidated has served those territories under a management agreement since the formation of the joint venture. This transaction will add significant selling territories in the Carolinas to Coca-Cola Consolidated, representing annual sales of approximately $280 million, further solidifying Coca-Cola Consolidated's position in the Southeast and Mid-Atlantic region.

Harrison explained that it is important for Coca-Cola Consolidated to continue to grow in order to meet the challenges of the competitive soft drink business. "The soft drink industry continues to consolidate. Further, our retail customers and suppliers are also consolidating, making it more and more important for us to continue to grow," he said. "There is definite strength in size. As we grow larger, we are not only able to take advantages of efficiencies in production, distribution and materials procurement, but we are better able to forge marketing partnerships with larger retail customers."

                                      MORE
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COCA-COLA CONSOLIDATED TO ACQUIRE CAROLINAS TERRITORIES
FROM COCA-COLA CO. IN $300 MILLION TRANSACTION
PAGE 2

Coca-Cola Consolidated has grown significantly, both internally, and through acquisitions in recent years. Over the last decade, Coca-Cola Consolidated's internal growth and acquisition program has more than tripled the size of the company from less than 80 million equivalent cases to more than 250 million. Over the past few years, Coca-Cola Consolidated has led the nation in comparable territory volume growth, and has made several contiguous acquisitions.

"Due to the structure of the Piedmont Coca-Cola Bottling Partnership we have been generating most of the operational efficiencies available through territory consolidation since mid-1993. However, acquiring 100 percent ownership of this territory is a major step forward for Coca-Cola Consolidated." Harrison said. Already the nation's second largest Coca-Cola bottler, the Piedmont Coca-Cola Bottling Partnership acquisition will boost the bottler's share to 8.2 percent of all Coca-Cola products sold in the US while increasing total sales to more than $1.3 billion.

The selling territories acquired in the transaction represents most of South Carolina, including Greenville, Columbia, Charleston and Myrtle Beach and parts of Eastern North Carolina, including Fayetteville, Wilmington, Goldsboro and New Bern.

This transaction is subject to regulatory approval and the approval of the Board of Directors of Coca-Cola Consolidated and The Coca-Cola Company and final negotiations of all terms and documentation.

                               --ENJOY COCA-COLA--


COCA-COLA BOTTLING CO. CONSOLIDATED, 4100 COCA-COLA PLAZA, CHARLOTTE, NC 28211
(704) 551-4400
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Signatures
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:


                                   COCA-COLA BOTTLING CO. CONSOLIDATED
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                                                (REGISTRANT)




Date: October 22, 1999             BY:         /s/ David V. Singer
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                                                   David V. Singer
                                   Principal Financial Officer of the Registrant
                                                        and
                                       Vice President, Chief Financial Officer